FINANCIAL AND COMPLIANCE REPORTS AND

INDEPENDENT AUDITOR’S REPORT

DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

A Michigan Limited Partnership

MSHDA DEVELOPMENT NO. 1071

DECEMBER 31, 2007

Partnership Certification

We hereby certify that we have examined the accompanying financial statements and supplemental data of Deer Creek Sturgis Limited Dividend Housing Association Limited Partnership (a Michigan limited partnership), MSHDA Project No. 1071, and, to the best of our knowledge and belief, they represent a true statement of the data set forth therein for the year ended December 31, 2007.

Deer Creed Sturgis Limited Dividend Housing
Association Limited Partnership
Raymond T. Cato,
Managing General Partner

Date

ID # 20-1198928
Partnership Employer Identification Number

DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1071

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Deer Creek Sturgis Limited Dividend Housing Association Limited Partnership

Sturgis, Michigan

We have audited the accompanying balance sheet of Deer Creek Sturgis Limited Dividend Housing Association Limited Partnership, a Michigan Limited Partnership, as of December 31, 2007 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deer Creek Sturgis Limited Dividend Housing Association Limited Partnership as of December 31, 2007 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Metairie, Louisiana
June 30, 2008

3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002     Telephone (504) 837-0770 . Fax (504) 837-7102

Member of

IGAF Worldwide - Member Firms in Principal Cities . PCAOB - Public Company Accounting Oversight Board

AICPA Centers . Center for Public Company Audit Firms (SEC)

Governmental Audit Quality Center . Private Companies Practice Section (PCPS)

DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Cash	$209,650
Accounts receivable:
Resident rents	8,300
Prepaid insurance	3,430
Escrows:
Replacement reserve	204,370
Insurance	40,875
Tenant security deposits account	9,145
Other Assets	31,490
Investment in rental property, at cost:
Land	100,000
Building and land improvements	2,802,803
Equipment and fixtures	207,221
Less: accumulated depreciation	(336,927)
Total Assets	$3,280,357

LIABILITIES AND PARTNERS’ EQUITY

Liabilities
Accounts Payable:
Trade	$2,680
Related party	115,092
Developer fee payable	147,000
Accrued liabilities and other:
Property taxes	12,336
Mortgage interest	194,786
Management fees	20,453
Prepaid rent	17
Accrued liabilities - Partnership	13,500
Tenant security deposits	14,205
Mortgage note payable	2,341,193
HOME loan	279,923
General partner advance	81,142
Total Liabilities	3,222,327
Partners Equity	58,030
Total Liabilities and Partners’ Equity	$3,280,357

See accompanying notes to financial statements.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

STATEMENT OF OPERATIONS

DECEMBER 31, 2007

Revenue
Rental income	$271,347
Less: Vacancy loss	(125,673)
Net rental income	145,674
Other income:
Interest income	519
Miscellaneous	2,974
Total other income	3,493
Total revenue	149,167
Expenses
Administrative Expenses	16,251
Management fee	15,240
Salaries and wages	10,772
Audit fee	10,300
Operating and maintenance	34,601
Utilities	27,326
Depreciation	126,512
Property taxes	4,734
Payroll taxes	2,078
Insurance	12,401
Interest	103,477
Legal	4,970
Partnership expenses	4,500

Total Expenses	373,162

Net Income (Loss)	$(223,995)

See accompanying notes to financial statements.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

STATEMENT OF CHANGES IN PARTNERS’ EQUITY

DECEMBER 31, 2007

Partners’ Equity - January 1,	$282,025
Contributions by Partners	-
Net Income (Loss)	(223,995)
Distributions to Partners	-
Partners’ Equity - December 31,	$58,030

See accompanying notes to financial statements.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

Cash flows from operating activities:
Net Income	$(223,995)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,512
(Increase) decrease in accounts receivable	(5,068)
(Increase) decrease in prepaid expenses	2,522
Increase (decrease) in accounts payable	(2,960)
Increase (decrease) in accrued liabilities	103,477
Increase (decrease) in management fees payable	15,241
Increase (decrease) in security deposits	7,179
Increase (decrease) in real estate tax payable	3,365
Total adjustments	250,268

Net cash provided (used) by operating activities	26,273

Cash flows from investing activities:
(Deposit) withdrawal reserve	7,501
(Deposit) withdrawal escrow	(30,599)
(Deposit) withdrawal security deposit account	(5,062)

Net cash provided (used) by investing activities	(28,160)

Cash flows from financing activities:
Principal payments on long-term debt	89,547
Loans (payments) to related parties	43,720

Net cash provided (used) by financing activities	133,267

Net increase (decrease) in cash and equivalents	131,380
Cash and equivalents, beginning of year	78,270

Cash and equivalents, end of year	$209,650
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$0

See accompanying notes to financial statements.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE A - NATURE OF OPERATIONS

Deer Creek Sturgis Limited Dividend Housing Association Limited Partnership, A Michigan Limited Partnership, MSHDA Development No. 1071, was formed in May 2003 under the Michigan Uniform Limited Partnership Act for the purpose of acquiring, owning, constructing, and operating a 40-unit rental housing project located in Sturgis, Michigan that was financed in part with proceeds of a mortgage loan from the Michigan State Housing Development Authority (MSHDA).

The responsibility for management of the affairs of the Partnership and the ongoing management of Deer Creek Sturgis Limited Dividend Housing Association Limited Partnership is vested in the general partners. The limited partners are not obligated to underwrite losses of the Partnership, if any, beyond the amount of their capital contributions. Under the terms of the Regulatory Agreement executed in connection with obtaining the mortgage loan, MSHDA regulates rental rates and distributions to partners.

Operations of the Partnership are limited to the rental of apartment units owned by the Partnership.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting, whereby income is recognized as earned and expenses are recognized as obligations are incurred, in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of three months or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

Buildings & Improvements	27.5 years	Straight-Line
Other Improvements	20 years	Straight-Line
Furnishings & Equipment	10 years	Straight-Line

The Partnership measures impairment in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, which requires impairment losses to be recorded on specific long-lived assets used in operations where indicators of impairment are present and the undiscounted cash flows (net realizable value) estimated to be generated by those assets are less than the assets’ carrying amount. There were no impairment losses recognized in 2007.

Escrows and Reserves

The tax and insurance escrow and replacement reserve are restricted to offset specific expenses and to replace structural elements and mechanical equipment of the Partnership, upon consent of the mortgagee in accordance with the regulatory agreement.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Tenant Receivable and Bad Debt Policy

Tenant rent charges for the current month are due on the first of the month. Tenants who are evicted or move out are charged with damages or cleaning fees, if applicable. Tenant receivable consists of amounts due for rental income, security deposit or the charges for damages and cleaning fees. The Partnership does not accrue interest on the tenant receivable balances.

No allowance for bad debts is recorded. Tenant accounts generally are collectible as long as a tenant is occupying a unit. When a tenant vacates a unit, any unpaid amount remaining after application of security deposits is charged to bad debt expense. Included in expenses are bad debts of $0 for the years ending December 31, 2007.

Tenants’ Security Deposits

Tenants’ security deposits are held in a separate bank account in the name of the project. At December 31, 2007, this account was funded in an amount less than the security deposit liability. Management has been informed of this deficiency and instructed to fund the account in an amount at least equal to the liability.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

Rental Income

The Partnership records apartment rentals at gross rent potential as prescribed by MSHDA. Rental value of vacancies is stated separately to present net rental income.

Property Taxes

The Partnership is a participant in a tax abatement program providing for payments in lieu of property taxes. The payments are computed as the greater of $5,595 or 4% of rental income less utilities expense. The payments are deducted in the statement of operations in the year in which the related rental income and utilities expense are recognized.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Classification of Assets and Liabilities

The financial affairs of the Partnership do not generally involve a business cycle. Accordingly, the classification of assets and liabilities between current and long-term is not used.

As required by MSHDA, certain items in the financial statements have been designated as operating items as they relate to the operation of the housing project, and certain items have been designated as partnership items as they relate to the operation of the partnership that owns the housing project.

Financing Costs

Financing costs related to the mortgage are being amortized over the term of the mortgage.

NOTE C - ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE D - LONG-TERM DEBT

Mortgage notes payable to MSHDA consist of the following:

Construction loan payable	$2,341,193
HOME mortgage note	279,923
Total	$2,621,116

The Partnership has a mortgage note to MSHDA in the original amount of $2,365,200 at 4.5% interest, which is anticipated to convert from a construction loan to a permanent loan no later than July 16, 2008. The note is collateralized by the rental property of the Partnership and is dated June 16, 2004.

The Partnership has a second MSHDA mortgage. The HOME mortgage note is collateralized by the rental property, bears no interest until repayment or acceleration of the first mortgage loan, and principal payments are due based on the lesser of the outstanding balance of the loan or a calculation based on a percentage of the net surplus funds available for distribution.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE D - LONG-TERM DEBT (CONTINUED)

Beginning on the first day of the first month following repayment or acceleration of the first mortgage loan and each month thereafter, monthly payments of principal and interest at 4.5% are due in an amount equal to the previously paid amount on the first mortgage. All principal and interest payable are due no later than July 1, 2054.

Interest expense on the mortgage totaled $103,477 for the year ended December 31, 2007. Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2008	$-
2009	-
2010	-
2011	-
2012	-
and Thereafter	2,621,116

Totals	$2,621,116

The fair value of the mortgage note payable is estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2007, the fair value of the mortgage approximates the amount recorded in the financial statements.

NOTE E - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

Management Fee

In accordance with the partnership agreement, the partnership paid Cato Management, an affiliated company of the general partners, management fees of $15,240 for the year ended December 31, 2007, for services rendered in connection with the leasing and operation of the project. Management fees payable at December 31, 2007 amounted to $20,453.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE E - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONTINUED)

General Partner Advance

As provided for in the partnership agreement, the general partner will provide loans to the Partnership for operating deficits incurred in the five years after breakeven operations has occurred. The advances totaled $81,142 at December 31, 2007. The loans are unsecured, noninterest-bearing, and will be repaid from future excess cash flows of the Partnership.

Reporting Fee

The Partnership incurs a reporting fee of $1,000 payable to the limited partners for an annual review of the Partnership and the apartment complex. As of December 31, 2007, unpaid reporting fees totaled $13,500 and will be disbursed from available cash flow from operations as detailed in the partnership agreement.

Developer Fees

Developer fees are payable to a general partner for services rendered in negotiating, coordinating, and supervising the planning, architectural, engineering, and construction services necessary for construction of the project. The development agreement specified total payment of $569,370. The developer fees are capitalized as part of the building and improvements and have been earned and recognized in accordance with the development fee agreement. As of December 31, 2007, $147,000 of these developer fees remains payable.

Incentive Partnership Management Fees

The Partnership incurs an annual incentive management fee of up to $7,500 per year, payable to the general partner, from the current year’s operating cash flow. In accordance with provisions in the partnership agreement, unpaid incentive management fees at the end of each year may only be paid to the extent funds are available from the current year’s cash flow after payment of the reporting fee, developer fees, and general partner advances, as detailed above. If the incentive management fee is not paid in any year, it shall not accrue for payment in subsequent years. Inasmuch as there were no funds available from cash flow in 2007, no amount has been charged to operations for the year ended December 31, 2007.

Salaries and Benefits

The Partnership has contracted with the management agent to provide personnel for the property. Salaries and benefits for 2007 amounted to $20,568 of which $11,141 was payable at December 31, 2007.

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DEER CREEK STURGIS LIMITED DIVIDEND HOUSING

ASSOCIATION LIMITED PARTNERSHIP

MSHDA DEVELOPMENT NO. 1007

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE E - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONTINUED)

C & C Services

The general partners of the Partnership are owners of C & C Services, which provides laundry machines at Deer Creek Apartments. A lease agreement between the Partnership and C & C Services calls for 50% of the revenue collected to be paid to the Partnership. Laundry income for 2007 amounted to $0.

NOTE F - ADVERTISING

The partnership incurred advertising costs of $5,306 in 2007.

NOTE G - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is Deer Creek Apartments. The Partnership’s operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, MSHDA. Such administrative directives, rules and regulations are subject to change by an act of Congress or an administrative change mandated by MSHDA. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

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